Exhibit 10.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEEMENT

This Amendment No. 1 to Amended and Restated Registration Rights Agreement (this “Amendment No. 1”) is made and entered into as of March 1, 2006, by and among Cenuco, Inc., a Delaware corporation (the “Company”), Highgate House Funds, Ltd. and Prencen, LLC.

W I T N E S S E T H :

WHEREAS, the Company and the Investors are parties to that certain Amended and Restated Registration Rights Agreement, dated as of November 15, 2005 (the “Registration Rights Agreement”);

WHEREAS, the parties desire to amend the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound the parties agree as follows:

1. Amendment to Section 2(a). Section 2(a) of the Registration Rights Agreement is hereby amended by replacing the first sentence thereof to read in its entirety as follows:

“Subject to the terms and conditions of this Agreement, the Company shall prepare and file, as promptly as practicable after the initial issuance of any Registrable Securities to the Investors, but in no event later than June 30, 2006 (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 (or, if the Company is then eligible, Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes up to 72,631,578 Conversion Shares to be issued upon conversion of and/or default under the Convertible Debentures and 1,939,508 Warrant Shares to be issued upon exercise of the Warrants.”

2. Miscellaneous.

(a)  Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York.

(b)  Capitalized Terms. Capitalized terms that are used but not defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

(c)  Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Company and each of the Investors.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

CENUCO, INC.

By:	/s/ Joseph A. Falsetti
Name: Joseph A Falsetti
Title: President & Chief Executive Officer

HIGHGATE HOUSE FUNDS, LTD.

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Co-Portfolio Manager

PRENCEN, LLC

By:	/s/ Michael Weiss
Name: Michael Weiss
Title: Chief Financial Officer